OFFICE LEASE AGREEMENT

between

PROPERTY RESERVE, INC.
as "Landlord"

and

INNOVATIVE WIRELESS TECHNOLOGIES, INC.
as "Tenant"

NOBEL EXECUTIVE CENTER

3655 Nobel Drive, San Diego, CA 92122

OFFICE LEASE AGREEMENT

This LEASE AGREEMENT ("Lease") made and entered into this 6th day of April, 2011 between PROPERTY RESERVE, INC., a Utah nonprofit corporation ("Landlord"), whose address for purposes hereof is c/o CB Richard Ellis, 3655 Nobel Drive, Suite 270, San Diego, CA 92122, and INNOVATIVE WIRELESS TECHNOLOGIES, INC, a Delaware corporation ("Tenant"), whose address for purposes hereof is 306 N. West El Norte Pkwy, Escondido, CA 92026.

1. **BASIC TERMS SUMMARY**. The basic terms governing this Lease as pertaining to the following information are:

1.1 Premises: Suite 520 in the Building, comprised of 858 rentable square feet and depicted on the floor plan attached hereto and made a part hereof as Exhibit "C".

1.2 Building: The building located at 3655 Nobel Drive, San Diego, CA 92122.

1.3 Property: The property, totaling 119,681 rentable square feet, located at 3655 Nobel Drive, San Diego, CA 92122, upon which the Building is located, along with all appurtenant exterior common areas, sidewalks, walkways, drive aisles, parking areas and landscaping.

1.4 Term: Twelve (12) months.

Commencement Date: April 7, 2011.
Expiration Date: April 6, 2012.

Provided that Tenant is not in default under the Lease after the lapse of any applicable cure periods and occupies one hundred percent (100%) of the Premises, Tenant shall have one (1) option ("Option") to extend the term of this Lease for an additional period of one (1) year on the same terms and conditions as set forth in this Lease, except that Base Rent shall increase as provided in Section 1.7 below and Operating Expenses shall be payable as provided in Section 8 below. The Option shall be exercised, if at all, by notice delivered to Landlord by Tenant on or prior to December 31, 2011.

1.5 Target Delivery Date: April 7, 2011.

1.6 Rent Commencement Date: April 7, 2011.

1.7 Base Rent: \$2,016.30 per month. (i.e., \$2.35/RSF). The sum of \$24,195.60 representing the Base Rent for the full 12-month term shall be payable by Tenant to Landlord upon execution and delivery of this Lease. Base Rent payable during the Option term (if the Option has been exercised) shall be \$2,086.87, payable on a monthly basis, together with Additional Rent, throughout the Option term.

1.8 Base Year: 2011.

1.9 Tenant's Proportionate Share: 0.72%.

1.10 Security Deposit: $ N/A.

1.11 Tenant Improvements: Tenant shall have the right, at its sole cost and expense and using Landlord's approved contractor, to replace one (1) interior wall with floor-to-ceiling glass, install a door to secure the interior room and to install a sink with appurtenant plumbing fixtures. The foregoing improvements shall be made in accordance with the terms and conditions of Sections 21, 22 and 23 below.

1.12 Parking Spaces: Four (4).

1.13 Permitted Use: General office use.

1.14 Payment Address:

Property Reserve, Inc./Nobel Executive Center
File 50569
Los Angeles, California 90074-0569

1.15 Notice to Landlord:

Property Reserve, Inc.
5 Triad Center, Suite 650
Salt Lake City, Utah 84180
Attn: Vice President of Property Management

Or for overnight courier:

Property Reserve, Inc.
55 North 300 West, Suite 330
Salt Lake City, Utah 84180

With a copy to:

Kirton & McConkie
60 E. South Temple Street, Suite 1800
Salt Lake City, Utah 84111
Attn: Steven L. Whitehead

1.16 Notice to Tenant:

Innovative Wireless Technologies, Inc.
306 N. West El Norte Pkwy
Escondido, CA 92026

1.17 Tenant Information: Entity Type: Corporation.
State of Origin: Delaware.
SIC Code: 6770
SSN/EIN: 90-0535563.

1.18 Broker for Landlord: CB Richard Ellis.

1.19 Broker for Tenant: N/A.

1.20 Guarantor(s): N/A.

1.21 Letter of Credit Amount: $N/A.

1.22 Exhibits: The following exhibits are attached hereto and pertain to this Lease:

Exhibit "A" Rules and Regulations
Exhibit "B" Commencement Date Memorandum
Exhibit "C" Plan of Premises

2. **PREMISES.** Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to the terms and conditions of this Lease, those certain premises described in Section 1.1 above, and referred to as the "Premises". All of the outside walls and windows of the Premises, and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, and electric or other utilities, custodial sinks or other building facilities, are part of the rentable area of the Premises, but are reserved to Landlord for the operation, maintenance, and repair of the building described in Section 1.2 above ("Building").

3. **COMMON AREA.** The Premises shall include the appurtenant right to use, in common with others, the lobbies, entrances, stairs, elevators, restrooms, and other public portions of the Building and all appurtenant exterior common areas, sidewalks and walkways of the property described in Section 1.3 above ("Property"), all subject to the Rules and Regulations. Landlord retains the right to make changes in the common areas of the Building and the Property, and to the Building and the Property itself, as Landlord solely deems to be in the best interest of the Building and/or Property.

4. **PARKING.** Tenant shall be entitled to use the drive aisles in common with all other tenants of the Property. Tenant shall have the right to use the number of unassigned parking spaces shown in Section 1.12 for Tenant's employees, guests and invitees in the parking areas on a first-come first-served basis with other tenants of the Property. Tenant agrees not to use more parking spaces than Tenant has the right to use or otherwise overburden the parking areas. Tenant agrees to cooperate with Landlord and the other tenants in the use of the parking areas. Landlord reserves the right to grant exclusive or reserved parking spaces to any tenant of the Property, and to otherwise allocate parking spaces between Tenant and the other tenants of the Property. Landlord also reserves the right to designate handicapped, loading, and visitor parking stalls.

5. **TERM.** Subject to and upon the terms and conditions set forth herein, this Lease shall continue in force for a term ("Term") beginning on the beginning date described in Section 1.4 above ("Commencement Date") and ending on the expiration date described in Section 1.4 above ("Expiration Date").

6. **HOLDING OVER.** In the event of holding over by Tenant after expiration or termination of this Lease without the written consent of Landlord, Tenant shall pay to Landlord one hundred fifty percent (150%) of the total Base Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term of this Lease for each month or any part thereof of any such holdover period, together with any Additional Rent. No holding over by Tenant after the termination of this Lease shall operate to extend the Term. In the event of any unauthorized holding over, Tenant shall indemnify Landlord against all claims for damages by any other tenant against Landlord to whom Landlord may have leased all or any part of the Premises. Any holding over with the written consent of Landlord shall be deemed a month-to-month tenancy upon the same terms and conditions set forth in this Lease, except that Base Rent shall be one hundred fifty percent (150%) of the total of Base Rent which Tenant was obligated to pay for the month immediately preceding the term of this Lease, and Landlord or Tenant may terminate this Lease upon giving not less than thirty (30) days prior written notice.

7. **RENT.**

7.1 Payment of Rent. Tenant shall pay to Landlord the Base Rent described in Section 1.7 for the full 12-month term upon execution and delivery of this Lease and shall pay any additional charges or costs expressed provided by this Lease ("Additional Rent") promptly following invoice therefor. Base Rent, Additional Rent and all other monetary obligations of Tenant under this Lease shall constitute "Rent". If the Option is exercised, Tenant shall pay to Landlord on the first day of each month during the Option term in legal tender of the United States of America, without prior notice, demand or being invoiced by Landlord and without any offset or deduction whatsoever, at the office of Landlord or at such place or to such property manager as Landlord may from time to time designate in writing, Base Rent and Additional Rent.

7.2 Late Charges. Tenant agrees that if any Rent or other money due hereunder from Tenant to Landlord remains unpaid five (5) calendar days after the amount is due, a late charge shall be paid to Landlord by Tenant in the amount of the greater of five percent (5%) of such payment due or Fifty and 00/100 Dollars ($50.00), provided that in no event shall such charge be greater than that permitted by Law. Tenant agrees that such amount is a reasonable estimate of Landlord's collection and administrative expenses. The late charge shall be immediately due without demand.

7.3 Interest. In Addition to the late charges referenced in Section 7.2 above, if Tenant fails to pay any amount due from Tenant to Landlord (including any late charges) within ten (10) calendar days after the amount is due, such amount shall bear interest at the rate of ten percent (10%) per annum from the date due until paid.

7.4 Dishonored Checks. If Tenant presents to Landlord any check or draft not honored for lack of sufficient funds or any other reason by the institution upon which it is issued (a "Dishonored Check"), in addition to any late charges and interest Tenant shall pay to Landlord a fee in the amount of Fifty and 00/100 Dollars ($50.00) (or the amount charged by local banks for dishonored checks, whichever is greater) for each instance. If Tenant presents more than two Dishonored Checks to Landlord during the Term, Landlord may require Tenant to make future Rent payments by certified or cashier's check.

7.5 Direct Costs. Tenant shall pay Landlord the amount of any and all costs and expenses incurred by Landlord related to the maintenance or repair of the Premises or for the sole benefit of Tenant that are not included as Operating Expenses (collectively, "Direct Costs") within thirty (30) days after receipt of a statement from Landlord for any such Direct Costs. Direct Costs shall be deemed Additional Rent payable under this Lease.

8. **OPERATING EXPENSES.** During the Option term (if the Option has been exercised), Tenant shall also pay as Additional Rent, Tenant's proportionate share, as set forth in Section 1.9 ("Tenant's Proportionate Share"), of the Operating Expenses for each calendar year following the base year, as set forth in Section 1.8 ("Base Year"), to the extent that such Operating Expenses exceed the Operating Expenses for the Base Year, with such excess amount being referred to herein as the "Operating Expenses Increase Amount".

8.1 The term "Operating Expenses" means all costs of managing, operating, owning, insuring, maintaining, repairing, and replacing the Property, including, without limitation, all costs, expenditures, fees, and charges for or associated with: (a) the operation, maintenance and repair of the Property (including, without limitation, maintenance, repair and replacement of the parking areas, drive aisles, landscaping, exterior utilities, signage, lighting, and any and all components of the Property, except as provided below); (b) Taxes; (c) utilities (including telecommunications facilities and equipment); (d) janitorial and other services (including recycling programs and trash removal and associated supplies and materials); (e) compensation (including employment taxes and fringe benefits) for persons who perform duties in connection with the management, operation, maintenance and repair of the Property; (f) insurance, including casualty insurance (including coverage for earthquake and flood if carried by Landlord), liability insurance, rent income insurance, boiler and machinery insurance, and any and all other insurance relating to the Property, and expenditures for deductible amounts paid; (g) licenses, permits and inspections associated with the Property and any work performed thereon; (h) complying with the requirements of any Laws; (i) the cost of capital improvements, which shall be amortized over the useful economic life of such improvements as determined by Landlord in Landlord's reasonable discretion (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes), but in no event less than five (5) years; (j) an office for the management of the Property, including expenses of furnishings and equipping such office and the rent value of any space occupied for such purposes; (k) property management fees (which may be paid to an affiliate of Landlord), or in lieu of such management fees, a reasonable administrative fee to compensate Landlord for managing the Property; (l) accounting, legal and other professional services incurred in connection with the operation of the Property and the calculation of Operating

Expenses and Taxes; (m) contesting the validity or applicability of any Laws that may affect the Property; (n) the Building's share of any shared or common area maintenance fees and expenses; and (o) any other expense or charge which in accordance with generally accepted property management practices would be considered an expense of managing, operating, owning, maintaining, repairing and replacing the Property, the Building systems, and the components thereof.

8.2 Notwithstanding the above, Operating Expenses shall not include tenant improvements, repairs or replacements of the Property covered by insurance proceeds recovered by Landlord, leasing commissions, expenditures for other capital improvements, except for the amortized portion thereof, or depreciation on the Property.

8.3 The term "Taxes" means all real property taxes and general, special or district assessments or other governmental impositions of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Property; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Property; personal property taxes assessed on the personal property of Landlord used in the operation of the Property; service payments in lieu of or in substitution for existing or additional real or personal property taxes on the Property or the personal property described above; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the actual cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above.

8.4 Commencing January 1, 2012 and for each calendar year thereafter (if any), Landlord shall estimate, in a reasonable manner and period of time, the amount by which Operating Expenses for the applicable year are anticipated to exceed the Operating Expenses for the Base Year (the estimate being hereinafter referred to as the "Estimated Operating Expenses"). Landlord shall compute Tenant's Proportionate Share of the Estimated Operating Expenses, and Tenant shall pay one-twelfth (1/12) of Tenant's Proportionate Share of the Estimated Operating Expenses as Additional Rent concurrently with the payment of each installment of Base Rent payable under this Lease.

8.5 A reasonable time after the conclusion of each calendar year during the Term, Landlord shall provide Tenant with a statement of the actual Operating Expense Increase Amount for the preceding calendar year, and of any difference between the Estimated Operating Expenses and the actual Operating Expense Increase Amount for such calendar year. If Tenant's Proportionate Share of the Operating Expense Increase Amount as finally determined for the year exceeds the total payment of Estimated Operating Expenses, Tenant shall pay Landlord the deficiency within thirty (30) days of Tenant's receipt of Landlord's statement. If the total payments of Estimated Operating Expenses exceed Tenant's Proportionate Share of the Operating Expense Increase Amount, as finally determined for the year, and if Tenant is not in monetary default, Tenant's excess payment may be credited toward Tenant's payment toward Estimated Operating Expenses next due under this Lease or refunded back to Tenant within thirty (30) days at Landlord's option; provided that Landlord shall reimburse any

overpayment of Operating Expenses after the expiration of the Term. If Tenant is in monetary default of this Lease, then Landlord may apply Tenant's excess payment toward Tenant's monetary deficiency. Failure of Landlord to deliver Landlord's annual reconciliation statement in a timely manner shall not relieve Tenant of Tenant's obligation to pay any amounts due Landlord based upon any statement that is later provided to Tenant. Unless Tenant objects to Landlord's statement within ninety (90) days after receipt of the same, such statement shall conclusively be deemed correct. The terms and conditions of this Section 8.2 shall survive the expiration or termination of this Lease.

8.6 Notwithstanding anything to the contrary contained herein, in the event the Property is not ninety-five percent (95%) occupied during any calendar year, Landlord shall make appropriate adjustments to the components of Operating Expenses in the Base Year and in each subsequent comparison year, that vary based upon the occupancy of the Building so that the Operating Expenses would reasonably reflect the expenses or costs that would have been incurred had the Building been ninety-five percent (95%) occupied during such calendar year.

8.7 If on January 1 of any calendar year this Lease has not been in effect for twelve (12) months, then the Estimated Operating Expenses and the Operating Expense Increase Amount, which would otherwise be payable by Tenant commencing on such January 1, shall be prorated by reducing the Estimated Operating Expenses and the Operating Expense Increase Amount, as the case may be, in proportion to the part of the year that this Lease was not in effect. If the Term of this Lease expires on other than the last day of a calendar year, then Tenant's Proportionate Share of the Estimated Operating Expenses and the Operating Expense Increase Amount shall be prorated for such year. If the Lease shall expire or otherwise terminate with any Operating Expenses owed by Tenant, Tenant shall immediately pay the balance due. Landlord shall pay any refund due Tenant. The provisions of this Section 8.2 shall survive the termination of the Lease.

8.8 The failure of Landlord to exercise its rights hereunder to estimate Additional Rent and to require payment of such shall not constitute a waiver of Landlord's rights which rights may be exercised from time to time at Landlord's discretion.

9. **SALES TAX.** In addition to the rental payments hereunder, all state, county, and municipal transaction privilege (sales) taxes or similar excise taxes imposed by any state, county, municipality, or other governmental entity relative to the rental activity under this Lease, if required, shall be reimbursed to Landlord by Tenant as Additional Rent within fifteen (15) days after delivery of a statement from Landlord.

10. **PERSONAL PROPERTY TAX.** Tenant shall be liable for and shall pay, prior to any delinquency, all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If the assessed value of Landlord's property is increased by the inclusion of the value placed upon any of the personal property or trade fixtures of Tenant, Landlord may, after written notice to Tenant, pay those taxes which are based upon such increased assessment, regardless of the validity thereof, but only with proper protest if so requested by Tenant in writing. In such an event Tenant shall, upon demand, repay to Landlord taxes so levied and paid by Landlord, or that portion of such taxes resulting from such increase in the assessment. Tenant shall have the right, in the name

of Landlord and with Landlord's full cooperation, at no cost to Landlord, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest. Any amounts so recovered shall belong to Tenant.

11. **SECURITY DEPOSIT**. Upon execution of this Lease, Tenant shall deposit with Landlord the amount of the security deposit shown in Section 1.10 ("Security Deposit"). The Security Deposit shall be held by Landlord, without payment of interest to Tenant, as security for Tenant's full and faithful performance of every provision of this Lease. Landlord may commingle the deposit with other funds of Landlord and may apply the deposit to the cost of performing any obligation which Tenant fails to perform within the time required by this Lease, but such application shall not be Landlord's exclusive remedy for Tenant's default. If any portion of the Security Deposit is applied by Landlord, Tenant shall pay the sum necessary to replenish the Security Deposit to its original amount upon demand by Landlord. Should Landlord sell its interest in the Property during the Term hereof, and if Landlord deposits with the purchaser thereof the then balance of funds deposited by Tenant as aforesaid, Landlord shall thereupon be discharged from any further liability with respect to the Security Deposit. The Security Deposit shall increase pro rata for any expansion space added to the Premises.

12. **USE**. Tenant represents, covenants, and warrants that the Premises will be used lawfully for the purpose stated in Section 1.13 and for no other purposes.

13. **ABANDONMENT**. Tenant shall not vacate nor abandon the Premises at any time during the term of this Lease, nor permit eighty percent (80%) or more of the Premises to remain unoccupied for a period longer than sixty (60) consecutive days during the Term of this Lease. If eighty percent (80%) or more of the Premises remains unoccupied for a period longer than sixty (60) consecutive days, in addition to any other remedy available to Landlord, Landlord may terminate this Lease and recapture the Premises by providing written notice to Tenant. If Tenant fails to commence operations within at least twenty-one percent (21%) of the square footage in the Premises within five (5) business days after the date of such notice, this Lease shall be deemed terminated and Tenant shall surrender the Premises to the condition required by this Lease.

14. **PROHIBITED ACTIVITIES**. Tenant shall not do or allow any of the following acts to be done or conditions to exist upon the Premises: (a) any violation of any Laws concerning the use and safety of the Premises as such Laws now exist or may hereafter be established or amended; (b) any public or private nuisance; (c) the practice of medicine or any of the healing arts, unless otherwise expressly provided in Section 1.13 above, (d) the sale or promotion of alcoholic beverages, marijuana, tobacco products, or illicit drugs; (e) the sale, rental, display, or distribution of any sexually explicit or morally inappropriate (as determined by Landlord in its sole discretion) or pornographic, lewd, obscene, or adult-oriented material; (f) gambling; (g) any smoking within the Building or within exterior areas of the Property that are not specifically designated as smoking areas; (h) overnight sleeping; and (i) any use or occupancy by a governmental entity or governmental contractor. Notwithstanding anything in this Lease to the contrary, the common areas in the Building and any ground floor retail spaces shall not be open or available for use by the public, customers or clients on Sundays. If Tenant or Tenant's business operations results in any protests, riots, or disturbance of the peace, Landlord, in its sole and absolute discretion, shall have the right to: (1) require Tenant to cease business operations for a reasonable period of time to cease such disturbance, in which event Rent payable hereunder shall not abate; or (2) if such disturbance continues for a

period of at least five (5) business days from the date of Landlord's notice to cease operations, terminate this Lease.

15. **PEACEFUL ENJOYMENT.** Tenant shall occupy and may peacefully have, hold, and enjoy the Premises, subject to the other provisions hereof, provided that Tenant timely performs all of Tenant's covenants and agreements herein contained, including the observance of all reasonable rules and regulations made by Landlord from time to time pursuant to this Lease. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownerships of Landlord's interest hereunder.

16. **RELOCATION.** If the size of the Premises is less than fifteen thousand (15,000) rentable square feet, Landlord reserves the right to relocate Tenant during the Term of this Lease or any renewal thereof, to any space within the Property of similar size; provided that Landlord shall have the right to relocate Tenant regardless of the size of the Premises if the Premises is damaged or condemned or if Tenant's use of the Premises would have been adversely impacted due to damage or condemnation of any portion of the Property. If Landlord exercises this right to relocate Tenant, Landlord shall pay the cost to physically move Tenant and send notices to Tenant's customers (as set forth in Tenant's accounts receivable ledger). The costs associated with the relocation of Tenant shall be determined before the relocation.

17. **TENANT IMPROVEMENTS.** Intentionally omitted.

18. **IMPROVEMENT DELAYS CAUSED BY TENANT.** Intentionally omitted.

19. **CONDITION OF PREMISES.** Within five (5) days after Landlord delivers possession of the Premises to Tenant, Tenant shall inspect the Premises, and except for items specified by Tenant to Landlord within five (5) days of Tenant's inspection, Tenant shall be deemed to have accepted the Premises in their then condition, "AS IS" and "WITH ALL FAULTS". Tenant's taking possession of the Premises shall be deemed conclusive evidence that, as of the date of taking possession, the Premises are in good order and satisfactory condition. No promise of Landlord to alter or remodel, repair, or improve the Premises or the Building or the Property, and no representation or warranty, express or implied including, without limitation, the warranty of merchantability or fitness for a particular purpose, respecting any matter or thing relating to the Premises, the Property or this Lease, including, without limitation, the condition of the Premises, has been made to Tenant by Landlord other than as may be contained herein or in a separate exhibit or addendum attached to this Lease and incorporated herein or separately signed by Landlord and Tenant.

20. **OCCUPANCY.** In the event that the Premises should not be ready for occupancy for any reason by the target delivery date set forth in Section 1.5, this Lease shall not be void or voidable, and Landlord shall not be liable or responsible for any claims, damages, or liabilities in connection therewith or by reason thereof, and the term of this Lease shall be for the same Term of months as set forth in the Lease, but the Commencement Date shall be effective only from the time that the Premises are prepared for occupancy in accordance with the terms and conditions set forth herein. Should the Term of this Lease

begin on a date other than the Commencement Date set forth in Section 1.4, Landlord shall send a letter to Tenant setting forth the revised Commencement Date and Expiration Date of the Term of this Lease. If Tenant agrees with the revised Commencement Date and Expiration Date as set forth in Landlord's letter, Tenant shall countersign the letter and provide a copy thereof to Landlord. If Tenant disputes the revised Commencement Date and Expiration Date set forth in Landlord's letter, Tenant shall provide written notice to Landlord within five (5) days after receipt of Landlord's letter, setting forth the reasons for Tenant's disagreement. If Tenant fails to provide a written notice to Landlord setting forth Tenant's disagreement to the revised Commencement Date and Expiration Date, the Commencement Date and Expiration Date set forth in Landlord's letter shall be deemed correct and accepted by Tenant.

21. **IMPROVEMENT OBLIGATIONS OF TENANT.** Before Tenant commences construction of any improvements in the Premises ("Tenant Improvement Items"), including, without limitation, the improvement items described in Section 1.11 above, Tenant will provide Landlord with a copy of the proposed construction contract, including the name of the proposed contractor and all subcontractors proposed by Tenant to perform the Tenant Improvement Items and a copy of the contractor's license, a copy of a certificate of insurance from the proposed contractor evidencing the insurance coverage required herein. Landlord shall have the right to approve the contractor and the construction contract. All applicable permits, authorizations and governmental approvals shall be obtained before commencement of any installation or construction of the Tenant Improvement Items. Tenant will construct Tenant's Improvement Items: (a) with due diligence, in a good and workmanlike manner, using new materials and of a quality equal to or greater than those as specified in the Building standards; (b) in compliance with the final plans; (c) in compliance with the construction rules and regulations promulgated by Landlord from time to time; (d) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws, necessitated by Tenant's work); and (e) subject to all conditions which Landlord may in Landlord's reasonable discretion impose. Such conditions may include requirements for Tenant to: (i) provide payment or performance bonds or additional insurance (from Tenant or Tenant's contractors, subcontractors or design professionals); (ii) use contractors or subcontractors designated by Landlord; (iii) remove all or part of the Tenant Improvement Item prior to or upon expiration or termination of the Term, as designated by Landlord in Exhibit "C" or in the Lease. If any work outside the Premises, or any work on or adjustment to any of the Building systems, is required in connection with or as a result of Tenant's Work, such work shall be performed at Tenant's expense by contractors designated by Landlord. If Tenant fails to perform its obligations regarding the construction of the Tenant Improvement Items, the Rent Commencement Date will not be affected.

22. **ALTERATIONS AND ADDITIONS.** Tenant shall not make or allow to be made any alterations or physical additions in or to the Premises without first obtaining the written consent of Landlord. The parties acknowledge that Landlord has consented to the construction of the items described in Section 1.11 above, subject to the terms and conditions of Section 21 above, Section 23 below and this Section 22. Landlord may withhold its consent to such proposed alterations or improvements in its sole discretion if the proposed alterations or improvements would (a) adversely affect the structure or safety of the Building, the HVAC system or other Building systems, (b) lower the value of the Building, or (c) create an obligation on Landlord's part to make modifications to the Building or the Project (in order, for example, to comply with laws such as the ADA mandating Building accessibility for persons with disabilities), incur any expense, or be subject to any liability; in all other circumstances, Landlord agrees not to unreasonably

withhold or delay its consent to proposed alterations or improvements. Tenant shall comply with Tenant's obligations set forth in Section 21 related to any alterations, improvements or additions to the Premises. Any and all such alterations, additions, or improvements shall remain the property of Tenant until the expiration or the Term and shall be surrendered to Landlord pursuant to the terms of this Lease. Tenant shall comply with all Laws, including building codes and permitting requirements, and shall provide Landlord with evidence of compliance. Tenant shall give Landlord written notice five (5) days prior to employing any laborer or contractor to perform work on the Premises so that Landlord may post a notice of non-responsibility. Landlord reserves the right to require Tenant, at Tenant's expense, to remove such alterations, additions, or improvements upon termination of this Lease and to repair any damage caused by such removal pursuant to Section 26 below.

23. **LIEN FREE PREMISES BY TENANT.** Tenant shall keep the Premises and the Property free from any mechanic's liens arising from any work performed, material furnished, or obligations incurred by Tenant, and shall obtain from its contractor lien releases if required by Landlord. Tenant shall notify Landlord in writing thirty (30) days prior to commencing any alterations or improvements in order to provide Landlord the opportunity to record and post notices of non-responsibility or such other protective notices available to Landlord under applicable Laws. Tenant shall keep Landlord informed of the status of any contest and shall defend, indemnify, and hold harmless Landlord from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorney's fees incurred by Landlord in connection with any such claim or action. If any such lien attaches to the Premises or the Property, and Tenant does not cause the same to be released by payment, bonding or otherwise, within thirty (30) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord in connection therewith shall be payable by Tenant within thirty (30) days of demand with interest thereon from the date of expenditure by Landlord at the rate of ten percent (10%) per annum.

24. **GRAPHICS/SIGNAGE.** Landlord, at Tenant's cost, shall provide Tenant with a listing on the Building's directory and shall install Tenant's name and suite numbers at the main entrance of the Premises. Landlord shall install any directory signage by the Commencement Date subject to Tenant Delays. All graphics of Tenant, visible in or from public corridors or the exterior of the Premises, shall require Landlord's prior written approval, which may be granted or withheld in Landlord's sole and absolute discretion. Any and all of Tenant's signage shall comply with the Rules and Regulations.

25. **SERVICES.**

25.1 Utilities. Landlord shall cause public utilities to furnish electricity, water, sewer, and telephone service utilized for normal business operations to the Premises during Business Hours. Tenant shall pay the cost of telecommunications services directly to the telecommunications provider.

25.2 HVAC. Landlord shall furnish to the Premises heating and air conditioning at such temperatures and in such amounts as are considered by Landlord to be standard during Business Hours for the Building, and upon the prior written request by Tenant, after normal Business Hours, including Saturday afternoons,

Sundays, and Holidays. Tenant shall bear the entire cost of any services provided to the Premises during non-Business Hours, at Landlord's then standard rates (current standard rate is $60.00 per hour).

25.3 Cleaning. Landlord shall provide janitorial service on a five (5) day per week (excluding Holidays) basis during reasonable evening hours; provided however, if the Tenant Improvement Items are not consistent in quality with the Building standard leasehold improvements, Tenant shall pay any additional cleaning costs attributable thereto as Additional Rent, which payment shall be made by Tenant upon being invoiced by Landlord therefor. Interior and exterior windows shall be cleaned periodically by Landlord.

25.4 Electricity. Landlord shall provide electrical facilities to provide sufficient power to the Premises for personal computers and other office machines of similar low electrical consumption, but not including electricity required for large electronic data processing equipment, special lighting in excess of the Building standard nor power for any other item of electrical equipment which (singly) consumes more than one-half (0.5) kilowatts per hour at rated capacity or requires a voltage other than one hundred twenty (120) volts single phase. If the installation of said electrical equipment requires additional air-conditioning or ventilation capacity above that provided by the Building standard system, then the additional air-conditioning and ventilation installation and operating costs will be the sole obligation of Tenant at Landlord's standard rates for such additional service Landlord shall have the right, at Landlord's option, to install a separate meter to properly meter the actual expenses incurred in the Premises, and to charge those expenses directly to Tenant as Additional Rent.

25.5 Business Hours. Landlord shall furnish building services during normal business hours Monday through Friday from 7:00 a.m. to 6:00 p.m., holidays excluded ("Business Hours"). In designating holidays, Landlord will, as closely as possible, follow the state and national holidays. Landlord reserves the right to determine the holidays honored, the number of holidays, not to exceed twelve (12) days per year (provided that the number of days may be increased for days designated by executive orders or national, state or local emergencies) and the days on which the Building will be deemed closed in honoring holidays.

25.6 Additional Services. In the event that Tenant desires any of the services provided pursuant to Sections 25.1 through 25.4 in amounts in excess of those deemed by Landlord to be the Building standard, and in the event Landlord elects to provide such additional services, Tenant shall pay Landlord as Additional Rent hereunder the cost of providing such additional services.

25.7 Services Interruption. It is understood that Landlord does not warrant that any of the services referred to above, or any other services, which Landlord may supply, will be free from interruption. Tenant acknowledges that any one or more such services may be suspended or reduced by reason of accident or repairs, alterations, or improvements necessary to be made, by strikes or accident or by any cause beyond the reasonable control of Landlord, or by orders or regulations of any federal, state, county, or municipal authority. Any such interruption or suspension of services shall not be deemed an eviction of or disturbance to

Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for any damages or losses, entitle Tenant to an abatement of Rent, or otherwise relieve Tenant of performance of Tenant's obligation under this Lease. Landlord shall use commercially reasonable efforts to restore service to full operations, and, in the event of a strike, to secure parties not involved in the labor dispute to provide minimum services.

26. **SURRENDER.** No later than the last day of the Term, Tenant will remove all Tenant's personal property and any alterations or improvements to the Premises that Landlord requests to be removed and repair all damage done by or in connection with installation or removal of said property and surrender the Premises (together with all keys, access cards, or entrance passes to the Premises and/or the Building) in as good a condition as they were at the beginning of the Term, reasonable wear and tear, unrepaired casualty not caused by Tenant, and condemnation excepted. All property of Tenant remaining in the Premises after expiration of the Term shall, at Landlord's sole discretion, either become Landlord's Property, or be deemed conclusively abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the cost of removing, storing, selling, disposing, or demolishing the same. Upon termination of this Lease, Landlord shall have the right to reenter and resume possession of the Premises. Landlord's cost of post termination cleanup required to return Premises to as good a condition as existed as of the effective date of this Lease, with normal wear and tear excepted, shall be billed to and promptly paid by Tenant, or at the option of Landlord assessed against any Security Deposit held by Landlord.

27. **MAINTENANCE AND REPAIRS.**

27.1 Routine Maintenance. Landlord shall provide routine maintenance, painting, and electric lighting service for all common areas and special service areas of the Property (excluding the Premises) in the manner and to the extent deemed by Landlord to be standard.

27.2 Repairs by Landlord. During the Term, Landlord shall maintain or cause to be maintained in reasonably good order, condition and repair the structural portions of the Building, the roof, foundations, floors and exterior walls of the Building, the Building systems, and the public and common areas of the Property; provided, however, that, subject to the provisions of Section 32.3 below, Tenant shall pay the cost of repairs for damage occasioned by Tenant's use of the Premises or the Property or any act or omission of Tenant's Representatives. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair. Landlord is not obligated to repair such defective condition until it receives notice from Tenant. The costs incurred by Landlord to maintain and repair the Building as set forth herein may be included as part of the Operating Expenses.

27.3 Repairs by Tenant. During the Term, Tenant at Tenant's expense but under the direction of Landlord shall maintain and repair the Premises, including the interior walls, floor coverings, ceiling (ceiling tiles and grid), the Tenant Improvement Items, any other alterations and improvements (including, without limitation, any above-standard installations such as specialty lighting and fixtures, drop-down screens, AV equipment, etc.) any standard trade fixtures and equipment, all

computer and telephone cables and equipment, and any appliances, such as dishwashers, hot water heaters, insta-hots, refrigerators, garbage disposals, etc., in the Premises, in good order and condition and keep the Premises in a clean, safe and orderly condition. Tenant agrees to repair or replace any damage or injury done to the Property, or any part thereof, caused by Tenant or Tenant's agents, employees, invitees, or visitors at Tenant's own cost and expense. If Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make such repairs or replacements, and Tenant shall repay the cost thereof to Landlord as Additional Rent on demand. Notwithstanding the foregoing, however, Tenant shall not make any repair work costing over Five Thousand and 00/100 Dollars ($5,000.00) to be performed by Tenant or Tenant's agents without Landlord's prior written consent.

28. **LAWS, ORDINANCES, REGULATIONS, AND AMERICANS WITH DISABILITIES ACT.** Tenant shall comply, at its sole cost, with all applicable laws, ordinances, orders rules and regulations (collectively, "Laws") relating to the use (based upon the approved use for Tenant hereunder), condition, or occupancy of the Premises. Tenant shall comply, at its sole cost, with requirements of the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., as amended, relating to or resulting from any improvements or any modification to the Premises or required by Tenant's use and occupation of the Premises.

29. **INCONVENIENCE DAMAGE.** No damages, compensation, or claims shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Premises or other portion of the Property. Landlord shall use commercially reasonable efforts to effect such repair or restoration promptly and in such manner as to not unreasonably interfere with Tenant's use and occupancy.

30. **HAZARDOUS SUBSTANCES.**

30.1 Landlord represents to Tenant that, to the actual knowledge of the undersigned on behalf of Landlord, no toxic or hazardous substances have been deposited in or located on the Premises as of the Commencement Date of the Lease at levels in violation of any Hazardous Substances Laws, as defined below.

30.2 Tenant shall not cause or permit any "Hazardous Substances," as defined below, except small amounts of household cleaners and office machine supplies as permitted by Law, to be brought upon or kept or used in or about the Premises or the Property by Tenant or Tenant representatives.

(a) Tenant shall at all times and in all respects comply with all local, state, and federal laws, ordinances, regulations and orders (collectively, "Hazardous Substances Laws") relating to industrial hygiene, environmental protection, or the use, analysis, generation, manufacture, storage, release, disposal, or transportation of any Hazardous Substances.

P. Alpha W. Thunel

(b) As used in this Lease, the term "Hazardous Substances" means any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances (40 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law including, without limitation, any material, waste or substance which is (i) petroleum or any fraction thereof, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) defined as a "hazardous waste" under relevant state statutes or any rule promulgated thereunder, (v) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C §1251, et seq. (33 U.S.C. §1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. §1317), (vi) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42, U.S.C. §6901, et seq. (42 U.S.C. §6903) or (vii) defined as "hazardous substance pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C., §9603, et seq. (42 U.S.C. §9603).

30.3 Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold harmless Landlord, and each of Landlord's partners, directors, officers, employees, agents, attorneys, successors, and assigns, for, from and against any and all claims, liabilities, penalties, fines, judgments, forfeitures, losses (including, without limitation), diminution in the value of the Premises or the Property, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or the Building, costs or expenses (including attorneys' fees, consultant fees, and expert fees) for the death of or injury to any person, damage to any property, or any fines, penalties or claims whatsoever, arising from or caused in whole or in part, directly or indirectly, (a) by the presence in, on, under, or about the Premises, or any discharge or release in or from the Premises of any Hazardous Substances, or Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge, or generation of Hazardous Substances to, in, on, under, about, or from the Premises or the Property, or (b) Tenant's failure to comply with any Hazardous Substance Law. Tenant's obligations under this section shall include, without limitation, and whether foreseeable or unforeseeable, any and all costs incurred in connection with any investigation of site conditions, and any and all costs of any required or necessary repair, cleanup, detoxification, or decontamination of the Premises or the Property, and the preparation and implementation of any closure, remedial action, or other required plans in connection therewith. Tenant's obligations under this section shall survive the expiration or earlier termination of the Term of the Lease. For purposes of the release and indemnity provision thereof, any acts or omissions of Tenant, or by Tenant's Representatives or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful, or unlawful), shall be strictly attributable to Tenant.

31. RELEASE AND INDEMNIFICATION.

31.1 Release. Landlord shall not be liable to Tenant for any loss, injury or other damage to any person or property (including Tenant or Tenant's property) in or about the Premises or the Building from any cause (including, but not limited to: defects in the Building or in any equipment in the Building; fire, explosion or

other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or wash stands in, above, or about the Premises or the Building; or acts of other tenants in the Building). Tenant hereby waives all Claims (defined in Section 31.2) against Landlord for such damage and the cost and expense of defending against claims relating to such damage, notwithstanding any active or passive negligence of Landlord. In no event, however, shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant.

31.2 Indemnification. Tenant shall indemnify, defend and hold Landlord harmless for, from and against claims, actions, demands, liabilities, damages, costs, penalties, fines, losses, or expenses, including, without limitation, reasonable attorneys' fees, consulting fees, expert and witness fees, investigative and discovery costs, copy costs, and other costs incurred in defending against the same (collectively, "Claims") to the extent related to or arising from: (a) the acts or omissions of Tenant or its employees, agents, servants, contractors, assigns, representatives, licensees, permitted subtenants, guests, customers, visitors, and/or invitees (collectively, "Tenant's Representatives") in or about the Property, or (b) any construction or other work undertaken by Tenant on the Premises (including any design defects), or (c) any breach or default under this Lease by Tenant, or (d) administrative or criminal action by a governmental authority pertaining to the acts or failure to act by Tenant or Tenant's Representatives, or (e) any accident, injury or damage to any person or property, occurring in or about the Premises during the Term regardless of the cause; except that Tenant does not indemnify Landlord from any Claims for personal injury caused by the negligent acts or omissions of Landlord or its authorized representatives for which Landlord is responsible for at law. Subject to Tenant's indemnification obligations above, Landlord shall indemnify, defend and hold Tenant harmless from and against Claims to the extent arising from negligent acts or omissions of Landlord or Landlord's employees, agents, and servants for which Landlord is responsible for at law resulting in any harm or injury to persons in or about the Property; except that Landlord does not indemnify Tenant from any claims for personal injury caused by the negligent acts or omissions of Tenant or Tenant's Representatives. Tenant's indemnification obligation is independent of Tenant's obligation to maintain insurance, and the minimum limits on Tenant's insurance coverage set forth in this Lease shall not limit Tenant's indemnification obligations under this Lease.

31.3 Miscellaneous. The obligations of the parties under this Section 31 shall survive the expiration or termination or this Lease.

32. INSURANCE.

32.1 Tenant's Insurance.

(a) Tenant shall maintain in full force throughout the Term, commercial general liability insurance providing coverage on an occurrence basis with limits of not less than One Million and 00/100 Dollars ($1,000,000.00) each occurrence, Two Million Dollars ($2,000,000.00) annual general aggregate, Two Million Dollars ($2,000,000.00) products and completed

P.A. [illegible]

operations annual aggregate, One Million Dollars ($1,000,000.00) personal and advertising injury per occurrence, and One Hundred Thousand Dollars ($100,000.00) fire damage (any one fire). Tenant's liability insurance policy or policies shall: (1) be on ISO form CG 00 01 12 04 or equivalent, (2) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage, and personal and advertising injury coverage; (3) provide that the insurance company has the duty to defend all insureds under the policy (separation of insured language will not be modified); (4) provide that defense costs are paid in addition to and do not deplete any of the policy limits; and (5) cover liabilities arising out of or incurred in connection with Tenant's use or occupancy of the Premises or the Property.

(b) Tenant shall also maintain Commercial Automotive Liability providing coverage on an occurrence basis with not less than a One Million Dollars ($1,000,000.00) combined single limit covering "Any Auto."

(c) During the period of any construction on, in or about the Premises by or at the request of Tenant, Tenant agrees to obtain, or require its contractor(s) to obtain, and thereafter maintain so long as such construction activity is occurring, at least the following minimum insurance coverage:

(i) Workers' compensation;

(ii) Employer's liability: (a) bodily injury by accident ($500,000.00 each accident); (b) bodily injury by disease ($500,000.00 policy limit); and (c) bodily injury by disease ($500,000.00 each employee);

(iii) Commercial General Liability (CG 00 01 policy) providing coverage on an occurrence basis with limits of not less than Two Million Dollars ($2,000,000.00) each occurrence; Two Million Dollars ($2,000,000.00) annual general aggregate, Two Million Dollars ($2,000,000.00) products and completed operations annual aggregate, One Million Dollars ($1,000,000.00) personal and advertising injury per occurrence, and One Hundred Thousand Dollars ($100,000.00) fire damage (any one fire). Prior to commencement of any work, Tenant or its contractor shall furnish to Landlord a certificate of insurance in the form of ACORD™ Form 25-S (1/95) (or its replacement) *Certificates of Liability Insurance* for liability coverages accompanied by the endorsement form CG 20 10 11 85. The certificate of insurance shall comply with the requirements set forth in Subsection 13.2(i) above;

(iv) Commercial Automotive Liability providing coverage on an occurrence basis with not less than a One Million Dollars ($1,000,000.00) combined single limit covering "Any Auto";

(v) Independent Contractor's Liability coverage;

(vi) Products/Completed Operations Coverage which shall be kept in effect for two (2) years after completion of work; and

(vii) "XCU" Hazard coverage, if applicable.

(d) Tenant shall at all times maintain in effect with respect to any alterations, improvements, including the Tenant Improvement Items, trade fixtures and Tenant's goods, inventory and personal property, commercial property insurance (cause of loss – special form) (formerly "all-risk") providing coverage for one-hundred percent (100%) of the full replacement cost of the covered property. Tenant's commercial property insurance policy or policies shall: (1) be on ISO form CP 10 30 or equivalent, (2) name Landlord and any Mortgagee (if notified by Landlord) as "insured as its interest may appear," (3) contain only standard printed exclusions, (4) contain an ordinance of law coverage endorsement; and (5) contain an equipment floater to cover Tenant's Trade Fixtures and equipment. Tenant may carry such insurance under a blanket policy, provided that such policy provides equivalent coverage to a separate policy. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of any alterations, improvements, trade fixtures and Tenant's goods, inventory and personal property so insured. Landlord shall be provided coverage under such insurance to the extent of its insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any alterations, improvements, including the Tenant Improvement Items, trade fixtures, or Tenant's goods, inventory and personal property.

(e) Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect Workers' Compensation Insurance as required by Law for all of its employees who work at or visit the Premises and Employers Liability Insurance with coverage and minimum limits of the greater of : (i) bodily injury by accident ($500,000.00 each accident); (ii) bodily injury by disease ($500,000.00 policy limit); and (iii) bodily injury by disease ($500,000.00 each employee).

(f) Beginning on the Commencement Date of the Term and continuing throughout the Term, Tenant shall maintain a policy of Business Interruption Insurance and Extra Expense Insurance covering at least a one (1) year period. Such policy shall contain an endorsement covering losses arising from interruption of utilities outside the Premises and a waiver of subrogation in favor of Landlord and the Building's property manager and any mortgagee (if requested by Landlord).

(g) Each policy of insurance required under this Section 32.1 shall: (1) be in a form, and written by an insurer, reasonably acceptable to Landlord, (2) be maintained at Tenant's sole cost and expense, (3) be endorsed as primary with the policies of Landlord, the property manager and any mortgagee (if

requested by Landlord) being excess, secondary and noncontributing; (4) unless the Tenant's right to waiver subrogation is permitted in the insurance policy, be endorsed to provide a waiver of subrogation in favor of Landlord; (5) require at least thirty (30) days' written notice to Landlord prior to any cancellation, non-renewal or modification of insurance coverage; and (6) be issued by insurance companies that have rating classifications of "A" or better and financial size category ratings of "VIII" or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be licensed to do business in the state where the Property is located. Any deductible amount under such insurance shall not exceed Twenty Thousand Dollars ($20,000.00). Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section 32, including any endorsement affecting the additional insured status, is in full force and effect and that premiums therefore have been paid.

(h) A review of Tenant's insurance requirement shall be made periodically, but, not more frequently than once every three (3) years. If any mortgagee or Landlord's insurance broker or other risk management consultant determines in the opinion of any of them that the amount of insurance then required under this Lease is not adequate, Tenant agrees to increase the amounts and limits of insurance as recommended by such professionals or any mortgagee.

(i) Each policy of insurance of commercial general liability insurance required by this Section 32.1 shall: (1) contain a cross liability endorsement or separation of insureds clause; (2) provide that any waiver of subrogation rights to release prior to a loss does not void coverage; (3) provide that any failure to comply with the reporting provisions shall not affect coverage provided to Landlord, the property manager, and any mortgagee; (4) provide that the coverage is available in the aggregate to the Premises pursuant to a CG 25 04 endorsement or an equivalent endorsement acceptable to Landlord; and (5) name Landlord, the property manager, and any mortgagee (if requested by Landlord) and such other parties in interest as Landlord may from time to time reasonably designate to Tenant in writing, as additional insureds. All endorsements creating such additional insured status shall be acceptable to Landlord and shall be at least as broad as additional insured endorsement form number CG 20 11 Form B (or its replacement) promulgated by the Insurance Services Office.

(j) Prior to occupancy of the Premises by Tenant, and not less than thirty (30) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance in the form of : (a) ACORD™ Form 25-S (1/95) (or its replacement) *Certificates of Liability Insurance* for liability coverages accompanied by the endorsement form CG 20 11 01 96 and the endorsement form 25 04 as referred to in (i) above, showing the required additional insureds satisfactory to Landlord in substance and form, and (b) ACORD™ Form 28 (or its replacement) *Evidence of Property Insurance* for property coverages. Each certificate of insurance must: (i) show the Landlord, the property manager and any mortgagee (if

requested by Landlord) as certificate holders (with Landlord's mailing address); (ii) show Tenant as the "Named Insured," (iii) show the insurance companies producing each coverage and the policy number and policy date of each coverage; (iv) name the producer of the certificate (with correct address and telephone number) and have the signature of the authorized representative of the producer; (v) specify the additional insured status (on ACORD™ Form 45) and/or waivers of subrogation; (vi) show the amounts of all deductibles and self-insured retentions; (vii) show the primary status and aggregate limit per project where required; and (viii) the phrases "endeavor" and "but failure to mail such notice will impose no obligation or liability of any kind upon Company, its agents or representatives" are deleted from the cancellation provision of the ACORD™ Form 25 certificate and the following express provision added: "This is to certify that the policies of insurance described herein have been issued to the Insured for whom this certificate is executed and are in force at this time. In the event of cancellation, non-renewal, or material reduction in coverage affecting the certificate holder, 30 days' prior written notice will be given to the certificate holder by certified mail or registered mail, return receipt requested." If the insurance carrier is unwilling to provide such certification, Tenant shall provide Landlord with thirty (30) days' prior written notice of the modification or cancellation of Tenant's insurance policies. Notwithstanding the requirements of this paragraph, Tenant shall at Landlord's request provide to Landlord a complete copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease or its Exhibits.

32.2 Landlord's Insurance / Risk of Loss. Landlord may manage a program of alternative risk transfer related to risk of harm, loss or damage to the Building and the Property to the extent and degree that Landlord deems necessary in Landlord's reasonable judgment. Landlord's risk management program may include elements of traditional insurance, self-insurance, large deductibles, or risk assumption. The cost of Landlord's risk management program shall be deemed to be the cost of obtaining and managing an insurance policy covering the risk managed or assumed by Landlord, which cost shall be determined by an estimate or quote from a reputable insurance company regarding such insurance coverage. The cost of Landlord's risk management program as determined above, shall be deemed the cost of insurance and included in the operating expenses for the Property. Landlord shall not be required to carry insurance of any kind on Tenant's personal property, and shall not be obligated to repair any damage thereto and replace the same for any reason.

32.3 Property Insurance – Waiver of Subrogation. Landlord and Tenant each hereby waive any right of recovery against the other and the partners, members, shareholders, officers, directors, and authorized representatives of the other for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises, the Building, or the Property or any operation therein. Tenant's waiver of subrogation shall be in favor of Landlord and the property manager and any mortgagee (if notified by Landlord). Each policy of property insurance shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair such policy or prejudice the right to the releasing party to recover thereunder. If any such policy of insurance relating to this Lease or to the Premises, the Building, or the Property does not permit the foregoing waiver

or endorsement or if the coverage under any such policy would have invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

33. DAMAGE OR DESTRUCTION.

33.1 Landlord's Duty to Repair.

(a) If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to any part of the Property from fire or other casualty insured against under a standard "special form" perils form casualty insurance policy, then, unless either party is entitled to and elects to terminate this Lease pursuant to Section 33.3 – Landlord's Right to Terminate - and Section 33.4 -Tenant's Right to Terminate - Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or the Building, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received by Landlord for such repair or restoration, or for any alterations, improvements, including the Tenant Improvement Items, trade fixtures or Tenant's goods, inventory and personal property.

(b) If Landlord is required or elects to repair damage to the Premises and/or the Building, this Lease shall continue in effect. Tenant hereby acknowledges and agrees that Tenant may obtain business interruption insurance to mitigate against the risk of damage or destruction of the Premises or the Building. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty or by reason of any repairs to any part of the Property necessitated by such casualty.

33.2 Tenant's Duty to Repair. If any alterations, improvements, including the Tenant Improvement Items, trade fixtures or Tenant's goods, inventory or personal property is damaged or destroyed, Tenant shall repair and/or replace such damaged items as soon as possible after the restoration of the Premises.

33.3 Landlord's Right to Terminate. Landlord may elect to terminate this Lease following damage by fire or other casualty under the following circumstances:

(a) If, in the reasonable judgment of Landlord, the Premises and the Building cannot be substantially repaired and restored under applicable Laws within one hundred eighty (180) days from the date of the casualty;

(b) If, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason, made available to Landlord from Landlord's insurance policies (and/or from Landlord's funds made available for such purpose, at Landlord's sole option) to make the required repairs; provided that Landlord has maintained the insurance coverage required by this Lease;

(c) If the Building is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building would exceed twenty percent (20%) of the full replacement cost of the Premises or the Building, whether or not the Premises are at all damaged or destroyed; or

(d) If the fire or other casualty occurs during the last year of the Term.

If any of the circumstances described in Sections 33.3(a), (b), (c) or (d) occur or arise, Landlord shall notify Tenant in writing of the fact within one hundred twenty (120) days after the date of the casualty and in such notice Landlord shall also advise Tenant whether Landlord has elected to terminate this Lease as provided above; provided, however, Landlord shall provide such notice to Tenant within sixty (60) days if the damage to the Building is not structural in nature and concerns less than twenty-five percent (25%) of the Building. If Landlord elects not to terminate this Lease, Landlord will specify in such notice the estimated completion date of the restoration of the Premises and/or the Building. Tenant acknowledges and agrees that any estimate of the completion date to repair and restore the Premises and Building is an estimate subject to force majeure. Tenant releases Landlord from any damages or Claims and waives any right to terminate this Lease if the completion date of such restoration exceeds the estimated completion date. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) as such provisions may apply to the Premises and this Lease.

33.4 Tenant's Right to Terminate. If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty, then Tenant may elect to terminate this Lease under the following circumstances:

(a) Where Landlord fails to commence the required repairs within one hundred twenty (120) days after the date of the casualty, Tenant may elect to terminate this Lease upon notice to Landlord given within ten (10) days after such one hundred twenty (120) day period; or

(b) If the estimated completion date of the restoration of the Premises and/or the Building is in excess of one (1) year from the date of the casualty, then Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within ten (10) days after Landlord's notice to Tenant pursuant to Section 33.3 – Landlord's Rights to Terminate.

34. CONDEMNATION.

34.1 Effect on Lease. If the Premises, or any portion thereof, are taken by Condemnation, as defined below, this Lease shall terminate as the Date of Condemnation as to that portion of the Premises that is taken. If the portion of the Premises remaining after the Condemnation is reasonably unsuitable for Tenant's continued use, then Tenant may terminate this Lease upon thirty (30) days written notice to Landlord after the Date of Condemnation. If the entire Premises is not taken and the Lease is not terminated by Tenant as provided herein, this Lease shall remain in effect and Landlord shall diligently proceed to repair and restore the Premises to an architecturally complete space; provided, however, that Landlord's obligations to so repair and restore shall be limited to the amount of any award received by Landlord and not required to be paid to any mortgagee. Landlord shall not be obligated to repair or replace any alterations, improvements, including the Tenant Improvement Items, trade fixtures, or Tenant's goods, inventory or personal property. Tenant shall not be obligated to pay any Rent applicable to such portion of the Premises taken based upon the percentage of rentable square feet in the Premises so taken from and after the termination date of such portion of the Premises. "Condemnation" means (a) a permanent taking (or a temporary taking for a period extending beyond the end of the term) pursuant to the exercise of the power of Condemnation or eminent domain by any Condemnor, whether by legal proceedings or otherwise, or (b) a voluntary sale or transfer by Landlord to any such authority, either under threat of Condemnation or while legal proceedings for Condemnation are pending. "Condemnor" means any public or quasi-public authority, private corporation or individual having the power of Condemnation. "Date of Condemnation" means the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

34.2 Temporary Taking. No temporary Condemnation of the Premises shall terminate this Lease or give Tenant any right to any abatement of Rent hereunder; and any award made to Tenant by reason of any such temporary taking shall belong entirely to Tenant, and Landlord shall not be entitled to share therein. Tenant and Landlord will work together to cause the Condemnor responsible for the taking to restore the Premises, after the temporary Condemnation, to their original condition prior to the Condemnation.

34.3 Awards. Any award made shall be paid to Landlord, and Tenant hereby assigns to Landlord and waives all interest in or claim to any such award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an award for a temporary taking of the Premises or a portion thereof by a Condemnor where this Lease is not terminated (to the extent such award relates to the unexpired Term), or an award or portion thereof separately designated for relocation expenses of or for the interruption of or damage to Tenant's business or as compensation for trade fixtures and Tenant's personal property.

35. **SUBLEASE/ASSIGNMENT**. Tenant shall not, either voluntarily or by operation of law, assign, encumber, pledge, or otherwise transfer or hypothecate all or any part of Tenant's leasehold estate hereunder, or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees, or sublet the Premises or any portion thereof, without Landlord's written consent thereto. Tenant shall deliver written notice at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease, which notice shall include the name, address, evidence of financial

capability, and other pertinent information regarding the proposed assignee or sub lessee.

35.1 If Tenant is a limited liability company, corporation, partnership, trust, or other legal fictional entity, the transfer of fifty percent (50%) or more of the beneficial ownership of Tenant shall be deemed an assignment of this Lease. Any attempted transfer by Tenant without the consent of Landlord shall be null and void and, at the option of Landlord, shall cause termination of this Lease.

35.2 Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Landlord's approval of any request.

35.3 If the proposed Base Rent between Tenant and any Subtenant is greater than the Base Rent of the Lease, then such excess rental shall be deemed Additional Rent owed by Tenant to Landlord. Any consideration payable to Tenant for assignment of the Lease shall be payable to Landlord by Tenant as Additional Rent.

35.4 Tenant shall not publicly advertise anywhere on the Property the availability of the Premises for rent or the rent for which Tenant is willing to sublet the space.

35.5 In any assignment or transfer, each assignee or transferee, other than Landlord, shall assume, as provided herein, all obligations of Tenant under this Lease which relate to all or a portion of the Premises assigned or sublet, as the case may be, and shall be and remain liable jointly and severally with Tenant for the payment of the Rent and for due performance of all the terms, covenants, conditions, and agreements herein contained on Tenant's part to be performed during the Term of this Lease.

35.6 No consent by Landlord to any assignment or subletting by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether accruing before or after such assignment or subletting, unless granted by Landlord to Tenant in writing. The consent by Landlord to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other assignment or subletting. Any assignment or subletting which is not in compliance with this Lease shall be void, and, at the option of Landlord, shall constitute a material default by Tenant under this Lease.

35.7 Landlord shall have the right to terminate this Lease as to that portion of the Premises covered by a proposed assignment or sublease (a "Transfer"). Landlord may exercise such right to terminate by giving notice to Tenant at any time within thirty (30) days after the date on which Tenant has furnished to Landlord all the items required above. If Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of, and Tenant shall surrender such portion of, the Premises (with appropriate demising partitions erected at the expense of Tenant) on the later of: (i) the effective date of the proposed Transfer, or (ii) sixty (60) days after the date of Landlord's notice of termination. If Landlord exercises such right to terminate with respect to only a portion of the Premises, Base Rent due under this Lease and Tenant's Proportionate Share shall be reduced on a

proportionate basis to reflect the square footage of the Premises recaptured by Landlord. If Landlord exercises such right to terminate, Landlord shall have the right to enter into a lease with the proposed assignee, subtenant, or transferee (collectively, a "Transferee") without incurring any liability to Tenant on account thereof.

35.8 Notwithstanding the foregoing, however, Tenant may assign its entire interest under this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization without the consent of Landlord ("Permitted Transfer"), provided that all of the following conditions are satisfied: (i) Tenant is not in default under this Lease; (ii) Tenant's successor shall own all or substantially all of the assets of Tenant; (iii) Tenant's successor shall have a net worth which is at least equal to the greater of (a) the sum of Tenant's net worth and the net worth of any guarantor of Tenant's obligations under this Lease ("Tenant's Net Worth") as of the date of this Lease or (b) Tenant's Net Worth as of the day prior to the proposed purchase, merger, consolidation or reorganization; (iv) the Premises shall be used only for the permitted use provided in Section 1.13; and (v) Tenant shall give Landlord written notice not less than thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization. Tenant's notice to Landlord shall include reasonably detailed information and documentation confirming that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall execute a commercially reasonable form of assumption agreement.

35.9 Tenant acknowledges and agrees that it shall not be unreasonable for Landlord to withhold its consent to any proposed assignment, subletting, or transfer of Tenant's interest in this Lease if (a) the anticipated use of the Premises by the proposed Transferee involves the generation, storage, use treatment, or disposal of Hazardous Substances; (b) the proposed Transferee has been required by any prior landlord, lender or governmental authority to make remedial action in connection with Hazardous Substances contaminating a property, if the contamination resulted from such proposed Transferee's actions or use of the property in question; or (c) the proposed Transferee is subject to an enforcement order issued by an governmental authority in connection with the use, disposal, or storage of Hazardous Substances.

36. <u>SUCCESSORS AND ASSIGNS</u>. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and, to the extent an assignment may be approved by Landlord hereunder, Tenant's permitted assigns.

37. <u>DEFAULT BY TENANT.</u>

37.1 The following shall constitute events of default by Tenant:

(a) If Tenant shall fail to make any payment due under this Lease, and such failure shall continue for three (3) days after written notice by Landlord; which notice shall be in lieu of, and not in addition to, any notice required pursuant California Code of Civil Procedure Section 1161, et seq.;

(b) if a default exists in the performance of any of the other covenants or conditions which Tenant is required to observe and to perform, and such default shall continue for twenty (20) days after written notice by Landlord;

(c) if the interest of Tenant under this Lease is levied upon, or is under execution or other legal process, or if any petition shall be filed by or against Tenant to declare Tenant as bankrupt or to delay, reduce or modify Tenant's debts or obligations;

(d) if any petition shall be filed or other action taken to reorganize or modify Tenant's capital structure if Tenant be a corporation or other entity;

(e) if Tenant is declared insolvent, or if any assignment of Tenant's property is made for the benefit of creditors or if a receiver or trustee is appointed for Tenant or its property;

(f) if Tenant vacates or abandons the Premises during the Term of this Lease or any extensions thereof;

(g) if the Premises is used for a use not permitted by this Lease and such use is not immediately ceased after written notice by Landlord; or

(h) if Tenant makes any Transfer of any interest in the Premises not in accordance with the requirements of this Lease, then Landlord may treat the occurrence of any one of more of the foregoing events as a breach of this Lease and thereupon, at Landlord's option, Landlord shall have one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity.

37.2 Landlord may terminate this Lease and Tenant's right to possession of the Premises. If Tenant has abandoned and vacated the Premises, the mere entry onto the Premises by Landlord in order to perform acts of maintenance, cure defaults, preserve the Premises, or attempt to relet the Premises, or the appointment of a receiver in order to protect Landlord's interest under this Lease, shall not be deemed a termination of Tenant's right to possession or a termination of this Lease unless Landlord has notified Tenant in writing that this Lease is terminated. If Landlord terminates this Lease and Tenant's right to possession of the Premises pursuant to this Section 37.2, then Landlord may recover from Tenant:

(a) the worth at the time of the award of unpaid rent, including, without limitation, Tenant's Proportionate Share of the Operating Expense Increase Amount and Taxes, which had been earned at the time of termination; plus

(b) the worth at the time of the award of the amount by which the unpaid Rent that would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d) any other amounts necessary to compensate Landlord for all of the detriment proximately caused by Tenant's failure to perform its obligations under this Lease that in the ordinary course of things would be likely to result from such failure, including, without limitation, recovery of Base Rent, Additional Rent, other Rent and additional or other forms of rent for any period of free rent theretofore enjoyed by Tenant (at rates in effect for the period immediately following such period of free rent); recovery of the pro rata portion of any tenant improvement allowance or other leasehold improvement costs paid by Landlord to install leasehold improvements on the Premises that is applicable to that portion of the Term, including any option periods, that is unexpired as of the date on which this Lease terminated; any legal expenses, brokers commissions, or finders fees in connection with reletting the Premises, and the pro rata portion of any leasing commission paid by Landlord in connection with this Lease that is applicable to the portion of the Term, including any option periods, that is unexpired as of the date on which this Lease terminated; the costs of repairs, cleanup, refurbishing, removal, and storage or disposal of Tenant's personal property, equipment, fixtures, and anything else that Tenant is required under this Lease to remove but does not remove (including those alterations that Tenant is required to remove pursuant to an election by Landlord, and that Landlord actually removes, whether or not notice to remove shall be delivered to Tenant); and any costs for alterations, additions, and renovations incurred by Landlord in regaining possession of and reletting (or attempting to relet) the Premises.

All computations of the "worth at the time of the award" of amounts recoverable by Landlord under Sections 37.2(a) and (b) hereof shall be computed by allowing interest at the maximum lawful rate per annum allowed for commercial transactions as of the date on which the event of default occurred. The "worth at the time of the award" recoverable by Landlord under Section 37.2(c) and the discount rate for purposes of determining any amounts recoverable under Section 37.2(d), if applicable, shall be computed by discounting the amount recoverable by Landlord at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%). If Tenant tenders to Landlord in an offer of settlement of all sums due under this Section 37.2 after Landlord has notified Tenant of exercise of the remedies under this Section 37.2, then the "worth at the time of the award" shall be determined at the time of the tender of payment of the entire amount of such sums by Tenant.

37.3 Upon termination of this Lease, whether by lapse of time or otherwise, Tenant shall immediately vacate the Premises and deliver possession to Landlord. If Tenant has vacated the Premises and Landlord or any of its agents has reason to believe that Tenant does not intend to reoccupy Premises and current or past Rent

has been due or unpaid for at least fourteen (14) consecutive days, then Landlord shall have the right to send Tenant a notice of belief of abandonment pursuant to Section 1951.3 of the California Civil Code. The Premises will be deemed abandoned and Tenant's right to possession of the Premises will terminate on the date set forth in such notice, unless Landlord receives (at its address for notices pursuant to this Lease) before such date a notice from Tenant stating (i) Tenant's intent not to abandon the Premises, and (ii) an address at which Tenant may be served in any action for unlawful detainer of the Premises and/or damages or other relief available at law or in equity. If the Premises are deemed abandoned (either through the aforementioned procedure or due to any statement by Tenant to that effect), or if Landlord or any of its agents acts pursuant to a court order, then Landlord or any of its agents shall have the right, without terminating this Lease, to re-enter the Premises and remove all persons therefrom and any or all of Tenant's fixtures, equipment, furniture, and other personal property (collectively, "Tenant's Personal Property") from the Premises, without being deemed in any manner liable for trespass, eviction, or forcible entry or detainer or conversion of Tenant's Personal Property, and without relinquishing any right given to Landlord under this Lease or by operation of law. If Landlord re-enters the Premises in such situation, all Tenant's Personal Property removed from the Premises by Landlord or any of its agents and not claimed by the owner may be handled, removed, or stored, in a commercial warehouse or otherwise by Landlord at Tenant's risk and expense, and Landlord shall in no event be responsible for the value, preservation, or safekeeping thereof. Before the retaking of any of Tenant's Personal Property from storage, Tenant shall pay to Landlord, upon demand, all expenses incurred in such removal and all storage charges against Tenant's Personal Property. Any of Tenant's Personal Property not so retaken from storage by Tenant within thirty (30) days after Tenant's Personal Property is removed from the Premises shall be deemed abandoned and may be either disposed of by Landlord pursuant to Section 1988 of the California Civil Code or retained by Landlord as Landlord's own property.

37.4 Notwithstanding Landlord's right to terminate this Lease pursuant to Section 37.2, Landlord may, at its option, even though Tenant has breached this Lease and abandoned the Premises, continue this Lease in full force and effect and not terminate Tenant's right to possession, and enforce all of Landlord's rights and remedies under this Lease. In such event, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). Further, in such event, Landlord shall be entitled to recover from Tenant all costs of maintenance and preservation of the Premises, and all costs, including attorneys' fees and receivers' fees, incurred in connection with appointment of and performance by a receiver to protect the Premises and Landlord's interest under this Lease. No reentry or taking possession of the Premises by Landlord pursuant to Section 37.3 shall be construed as an election to terminate this Lease unless a written notice (signed by a duly authorized representative of Landlord) of intention to terminate this Lease is given to Tenant. Landlord may at any time after default by Tenant elect to terminate this Lease pursuant to Section 37.2, notwithstanding Landlord's prior continuance of this Lease in effect for any period of time, and upon and after Tenant's default under this Lease, Landlord may, but need not, relet the Premises or any part thereof for the account of Tenant to any person, firm, partnership, corporation, or other business entity for such rent, for such time, and upon such terms as Landlord, in its sole discretion, shall determine. Subject to the provisions of this Lease

regarding assignment and subletting in Section 35, Landlord shall not be required to accept any substitute tenant offered by Tenant or to observe any instructions given by Tenant regarding such reletting. Landlord may remove (and repair any damage caused by such removal) and store (or dispose of) any of Tenant's personal property, equipment, fixtures, and anything else Tenant is required (under this Lease at the election of Landlord or otherwise) to remove but does not remove, and Landlord may also make repairs, renovations, alterations and/or additions to the Premises to the extent deemed by Landlord necessary or desirable in connection with any attempt to relet the Premises. Tenant shall upon demand pay the cost of such repairs, alterations, additions, removal, storage, and renovations, together with any legal expenses, brokers' commissions or finders' fees, and any other expenses incurred by Landlord in connection with its entry upon the Premises and attempt to relet the Premises. If Landlord is able to relet the Premises for Tenant's account during the remaining portion of the Term and the consideration collected by Landlord from any reletting is not sufficient to pay monthly the full amount of Base Rent, Additional Rent and other Rent payable by Tenant under this Lease, together with any legal expenses, brokers' commissions, or finders' fees, any cost for repairs, alterations, additions, removal, storage, and renovations, and any other cost and expense incurred by Landlord in re-entering the Premises and reletting the Premises, then Tenant shall pay to Landlord the amount of each monthly deficiency upon demand. Any rentals received by Landlord from any such reletting shall be applied as follows:

(a) First, to the payment of any indebtedness other than Rent due under this Lease from Tenant to Landlord;

(b) Second, to the payment of any costs of reentry and reletting the Premises;

(c) Third, to the payment of costs of any such alterations, repairs, additions, removal, storage, and renovations to the Premises;

(d) Fourth, to the payment of Rent due and unpaid under this Lease; and

(e) The residue, if any, shall be held by Landlord and applied as payment of future Rent as the same may become due and payable under this Lease.

37.5 No act or omission by Landlord or its agents during the Term shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid, unless made in writing and signed by a duly authorized representative of Landlord. Neither any remedy set forth in this Lease nor pursuit of any particular remedy shall preclude Landlord from any other remedy set forth in this Lease or otherwise available at law or in equity. Landlord shall be entitled to a restraining order or injunction to prevent Tenant from breaching or defaulting under any of its obligations under this Lease other than the payment of rent or other sums due hereunder.

37.6 Neither the termination of this Lease nor the exercise of any remedy under this Lease or otherwise available at law or in equity shall affect the right of Landlord

to any right of indemnification set forth in this Lease or otherwise available at law or in equity by reason of Tenant's occupancy of the Premises, and all rights to indemnification or other obligations of Tenant shall survive termination of this Lease and termination of Tenant's right to possession under this Lease.

37.7 Without prejudice to any other remedy for default, Landlord may perform any obligation or make any payment required to cure a default by Tenant. The cost of performance, including attorneys' fees and all disbursements, shall immediately be paid by Tenant to Landlord upon demand as Additional Rent.

37.8 In the event of a default or threatened default by Tenant of any covenants, agreements, terms or conditions in this Lease, Landlord is entitled to enjoin such default or threatened default and, in addition to the rights and remedies provided herein, will have any other right or remedy allowed at law or in equity, by statute or otherwise. The provisions of this Section 37 will be construed consistent with applicable Laws, so that the remedies of Landlord described in this Lease are available to Landlord to the full extent, but only to the extent they are not invalid or unenforceable under applicable Laws.

38. **SUBORDINATION TO MORTGAGES.** This Lease shall automatically be subject and subordinate to the lien of any mortgage or deed of trust given by Landlord which does now or may hereafter encumber the Property of which the Premises form a part, and to all renewals, modifications, consolidations, replacements, and extensions thereof. Landlord shall also have the right to assign its interest in this Lease for security purposes to a mortgagee or trust deed beneficiary. Tenant agrees that it will execute, within fifteen (15) days of Landlord's request, any appropriate instrument or certificate that Landlord or any mortgagee or trust deed beneficiary may reasonably require to further document this subordination, provided that such mortgagee or trust deed beneficiary shall agree with Tenant not to disturb Tenant's right to possess the Premises so long as Tenant complies with all of the terms and conditions of this Lease. Tenant further agrees that it will provide any such mortgagee or trust deed beneficiary with any evidence required to show the authority of Tenant to execute any such subordination instrument or certificate and will, if so requested by any such mortgagee or trust deed beneficiary, provide to that person or entity a copy of any notice Tenant gives or is required to give Landlord under this Lease. In the event of the enforcement by the mortgagee or the beneficiary under such mortgage or deed of trust of the remedies provided for by Law or by such mortgage or deed of trust, or in the event Landlord gives a deed-in-lieu-of-foreclosure to such mortgagee or trust deed beneficiary, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement or termination, automatically become the tenant of such successor in interest without change in the terms or other provisions of this Lease, provided, however, that such successor in interest shall not be bound by: (i) any payment of Rent or Additional Rent for more than one (1) month in advance, (ii) any amendment or modification of this Lease made without the written consent of such mortgagee or such beneficiary or their successor in interest, or (iii) any defaults of Landlord under this Lease which remain uncured at the time of such successor in interest obtains title to the Property. Tenant shall execute and deliver any instrument or instruments confirming the attornment herein provided for.

In the event of any act or omission by Landlord by reason of which Tenant may claim the right to terminate this Lease or claim a defense or offset against the Base Rent due hereunder, Tenant agrees not to exercise any such right until: (i) Tenant has notified the

mortgagee or trust deed beneficiary in writing of such act or omission by Landlord, and (ii) Tenant has given any mortgagee or trust deed beneficiary a reasonable opportunity to cure such act or omission, including the time as shall be reasonably required to obtain possession of the property and to commence and carry to completion the foreclosure of its mortgage or deed of trust.

39. **ESTOPPEL CERTIFICATE**. Tenant shall at any time and from time to time, upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord or to other parties as Landlord may direct a statement in writing: (a) certifying that this Lease is unmodified and is in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), the date to which the rental and other charges are paid in advance, and the amount of the Base Rent, Estimated Operating Expenses, and the commencement and termination dates of the Lease, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that: (i) This Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord's performance, and (iii) not more than one (1) month's Base Rent or any installment of Estimated Operating Expenses, has been paid in advance. If Landlord desires to finance or refinance the Property, or any part thereof, Tenant agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such financial institution. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposed herein set forth.

40. **FORCE MAJEURE**. Any prevention, delay, or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment, or reasonable substitutes therefore, acts of God, acts of nature, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, war, acts of terrorism, fire or other casualties, or other causes beyond the reasonable control of the party obligated to perform, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay, or stoppage. Nothing herein shall excuse or delay Tenant's obligation to pay Rent or other charges under this Lease, except as otherwise provided in this Lease.

41. **GUARANTY**. As an inducement for Landlord to enter into the Lease, the Guaranty in the form of the attached Exhibit "E" is given by the person(s) or entity signing the Guaranty as guarantor(s). The Guaranty shall inure to the benefit of Landlord, its successors and assigns, and shall be binding upon the guarantors, and each of them and their respective legal representatives, successors and assigns jointly and severally.

42. **LETTER OF CREDIT**. As further security for Tenant's timely performance of all obligations under this Lease, Tenant agrees to deliver to Landlord an irrevocable letter of credit ("Letter of Credit") naming Landlord as the beneficiary, in the sum shown in Section 1.21. The Letter of Credit shall be provided prior to signing the Lease. The Letter of Credit is in addition to the security deposit also posted with Landlord by Tenant in the amount shown in Section 1.10 of the Lease.

In the event that Tenant should be in default of any monetary obligation under the Lease, Landlord shall have the right, but not the obligation, to draw against the Letter of Credit without notice to Tenant in an amount necessary to cure Tenant's default, in which case Landlord shall make written demand on Tenant to replenish the Letter of Credit in the amount drawn by Landlord to cure Tenant's default, and if Tenant fails to replenish the Letter of Credit within fifteen (15) days, Tenant shall be in default of the Lease.

In the event that (a) Tenant shall vacate and abandon the premises of the Lease, or (b) Tenant shall cease to occupy the premises of the Lease as a result of lawful remedial action by Landlord in response to any default by Tenant, Landlord shall have the right to apply the remaining balance of the Letter of Credit against, (i) all unpaid rent or other monetary obligations accruing under the Lease without payment, (ii) all unamortized tenant improvements paid by Landlord, including the Tenant Improvement Items, (iii) all unamortized lease commissions paid by landlord, and (iv) other damages, or whatever kind of character, which Landlord may sustain as a result of Tenant's default under the Lease.

In the event of a sale of the Building or Property, Landlord shall have the right to transfer the Letter of Credit to the transferee of the Building/Property and thereafter Landlord shall be released from all liability for the return of the Letter of Credit. Tenant agrees to look solely to that transferee for the return of the Letter of Credit.

43. **RESERVATIONS BY LANDLORD.** Landlord reserves the right to: (a) change the name of the Building; (b) install and maintain signs on the exterior or interior of the Building; (c) change the street address of the Building; (d) take all measures as may be necessary or desirable for the safety and protection of the Building and the Property; (e) make changes, additions improvements, or deletions to, or to reduce, partition, or otherwise eliminate the common areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, and hallways; (f) repair, alter, add to, improve, remodel, build additional stories on, re-skin, or build adjacent to the Building; (g) close temporarily any of the common areas for maintenance purposes so long as reasonable access to the Premises remains available; (h) run necessary pipes, conduits, and ducts through the Premises; (i) designate other land to be part of the Common Area where the additional Common Area is available for the use and benefit of tenants of the Property; (j) carry on any work, repairs, alterations or improvements in, on, or about the Building or in the vicinity thereof and, during the continuance of any such work, to temporarily close doors, entryways, public spaces and corridors within the Building; and (k) grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided that such exclusive right shall not operate to exclude Tenant from using the Premises as expressly permitted herein. Tenant hereby waives any Claims caused by Landlord's exercise of such rights. This provision shall not enlarge or diminish the obligations of the parties set forth in this Lease. Landlord shall not be liable for any inconvenience, interference, disturbance, loss or damage resulting from work performed on the Property.

44. **REPAIRS AND INSPECTION ENTRY.** Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Premises at all reasonable hours to inspect same, clean, make repairs, alterations, or additions thereto or for any reasonable purpose as Landlord may deem necessary or desirable, and Tenant shall not be entitled to any abatement or reduction of sums due under this Lease by reason thereof.

45. **LANDLORD'S LIABILITY LIMITATION.** From and after the date of any conveyance of title to the Building or the Property, the transferor Landlord shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease after the date of such conveyance. The obligations of Landlord under this Lease do not constitute personal obligations of Landlord or the individual partners, members, directors, officers, employees, or shareholders of Landlord, and Tenant shall look solely to the Property described in this Lease and to no other assets of Landlord for satisfaction of any liability in respect of this Lease, and Tenant will not seek recourse against any other property or assets of Landlord or against the individual partners, directors, officers employees, or shareholders of Landlord or its partners or any of their personal assets for such satisfaction.

46. **NOTICES.** All notices, demands, consents, and approvals, which may or are required to be given by either party to the other hereunder, shall be in writing and addressed to the party(ies) to be notified at the address for such party specified in Sections 1.15 and 1.16 of this Lease, and shall be deemed to have been fully given when personally delivered or delivered by a nationally recognized overnight courier, or, if the notice is deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, the date set forth on the receipt or three (3) days after the notice is deposited with the U.S. Postal Service.

Either party may change its address for notice by at least fifteen (15) days written notice to the other party. Tenant hereby appoints the party set forth in Section 1.16 above as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Premises at the time, and, if no person shall be in charge of or occupying the same, then, if allowed by applicable Law, such service may be made by attaching the same on the main entrance of the Premises.

47. **RULES AND REGULATIONS.** Landlord shall have the right to make and enforce reasonable rules and regulations ("Rules and Regulations") consistent with this Lease for the purposes of regulating access, parking, use of the common areas, and promoting safety, order, cleanliness, and good service to the Property. Tenant will promptly comply with all such Rules and Regulations. The parties acknowledge that the Rules and Regulation attached hereto as Exhibit "A" are presently the Rules and Regulations now in effect; however, Landlord, may at its option and at any time, reasonably amend and modify the Rules and Regulations, and Tenant, upon receipt of written notice of same, shall be obligated to comply with said Rules and Regulations.

48. **ATTORNEYS' FEES.** In the event either party places the enforcement of this Lease, or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of the possession of the Premises in the hands of an attorney, or files suit upon the same, the non-prevailing party shall pay the other party's reasonable attorneys' or paralegal fees and court costs, in any proceeding, whether at trial, or appeal therefrom or on any petition for review, or in bankruptcy, arbitration, or administrative proceeding. If Landlord, without fault on Landlord's part, is made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any Transferee or other occupant of the Premises, or otherwise arising out of or resulting from any act or transaction of Tenant or of any such Transferee or occupant, Tenant shall hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof, and reimburse Landlord upon demand for all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in connection with such litigation.

Attorneys' fees and costs pursuant to this Section 48 shall include architectural and engineering, administrative, accounting and appraisal fees and costs incurred for the negotiation of a settlement or enforcement of rights. The attorneys' fees and legal costs award shall not be computed according to any court fee schedule, but shall be sufficient to fully reimburse all attorneys' fees and costs reasonably incurred in good faith by the prevailing party. Tenant further agrees that if Landlord delivers a notice of default to Tenant (pursuant to California Code of Civil Procedure Section 1161, et seq. or otherwise) in connection with a breach of any monetary obligation of Tenant under this Lease, the sum of Five Hundred and 00/100 Dollars ($500.00) is a reasonable estimate of legal and administrative costs that will be incurred by Landlord in the preparation and service of such notice, and that Landlord may include such amount in the notice as rent due and payable to cure such default.

49. **BROKER'S COMMISSION.** The brokers currently representing Tenant and Landlord are shown in Sections 1.18 and 1.19. Tenant represents and warrants to Landlord that Tenant has not entered into any agreements, nor will Tenant enter into any agreement in the future whereby Landlord would be obligated to pay a broker's commission or finder's fee in connection with Tenant's execution of this Lease. Tenant agrees to indemnify Landlord against, and to hold Landlord harmless from, all liabilities arising from any such claim. Tenant agrees to pay for any broker representation it may desire or require during any negotiation for expansion, extension or contraction of the Premises. Landlord will pay for any representation it obtains.

50. **RESTRICTED PERSONS.** Tenant represents and warrants that neither Tenant or any of its respective Affiliates is a Prohibited Person and Tenant and all of its respective Affiliates are in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U. S. Department of the Treasury. "Affiliate" means any corporation, person or other entity that, directly or indirectly controls, is controlled by, or is under common control with Tenant or Landlord, or to any corporation or other entity resulting from a merger or consolidation with Tenant or Landlord, as the case may be. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contact or otherwise. "Prohibited Person" means any person or entity; (a) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the "Executive Order"); (b) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order; (c) with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order; (d) who commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; (e) that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, www.ustreas.gov/offices/enforcement/ofac or at any replacement website or other replacement official publication of such list; or (f) who is an Affiliate of or affiliated with a person or entity listed above.

51. **GOVERNMENTAL USE.** As a material condition of this Lease, Tenant represents and warrants that: (a) it is not a federal governmental entity or instrumentality, nor that the Premises will be used to support a federal government contract or subcontract whereby

the Tenant would be considered a federal government contractor or subcontractor in the context of this Lease, (b) this Lease is not, and shall not be, or considered to be, a governmental contract, subcontract or third party contract, and (c) by entering into this Lease Landlord does not become a subrecipient, a subgrantee, a project participant, or a third party contractor or subcontractor. In the event that, (1) this Lease is considered or alleged to be a federal government contract, subcontract or third party contract, or (2) Landlord is considered or alleged to be a subrecipient, a subgrantee, a project participant, a third party contractor, or a government contractor or subcontractor under federal contracting law, or (3) if due to this Lease Landlord, the Premises or the Building become or is alleged to become subject to any federal laws, statutes, rules or regulations, including, without limitation, any civil rights statutes, such as Title VI and VII of the Civil Rights Act, Executive Order 11246, as amended, 29 U.S.C. Section 793, et seq., 38. U.S.C. Section 4212, et. seq., 41 U.S.C. Section 601, et. seq., or the regulations promulgated in 41 C.F.R. 60-1 or 41 C.F.R. 60-2, and/or any other laws, rules, or regulations that would impose any obligation on Landlord to comply with any affirmative action, equal opportunity, or similar program required of federal or state government contractors and subcontractors arising from this Lease, the relationship with Tenant or Tenant's use of the Premises, Tenant shall be in default of this Lease and this Lease shall, at the option of Landlord, automatically terminate. Notwithstanding the above, Landlord, in its sole and absolute discretion, shall have the right to waive such default and/or the termination of the Lease. Nothing herein shall prevent Landlord from pursuing any other rights or remedies that it may pursue in the event of a default of this Lease.

52. MISCELLANEOUS.

52.1 Binding. Tenant and Landlord represent and warrant to the other party that the individual signing this Lease on behalf of such party is duly authorized to execute and deliver this Lease on behalf of Tenant and Landlord as the case may be, and that this Lease is binding upon each in accordance with its terms. This Lease shall not be considered binding until it has been fully executed by Landlord and Tenant.

52.2 Choice of Law. All rights and remedies of Landlord and Tenant under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by Law. All of the terms hereof shall be construed and enforced according to the Laws of the State in which the Premises are located.

52.3 Entire Agreement. This instrument, along with any exhibits and attachments or other documents affixed hereto or referred to herein, constitute the entire and exclusive agreement between Landlord and Tenant relative to the Premises herein described, and this Lease and said exhibits and attachments and other documents may be altered and/or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant hereby agree that all prior written and oral agreements, understandings and/or practices relative to the leasing of the Premises are merged in or revoked by this Lease.

52.4 Lease Memorandum. Neither this Lease, nor any notice nor memorandum regarding the terms hereof, shall be recorded by Tenant without the prior written consent of Landlord.

52.5 Name of Property/Building. Tenant shall not use the name of the Building or the Property for any purpose other than as an address of business to be conducted by Tenant. Landlord and its agents shall have the right to change the name, number, or designation of the Building or the Property without liability to Tenant upon thirty (30) days prior written notice to Tenant.

52.6 Exercise Facilities. In consideration of the privilege granted Tenant for use of the exercise facilities at the Property, Tenant, Tenant's employees, and invitees hereby agree to (a) assume all risks of injury, death or damages as may occur during the course of use of the facilities and/or equipment, or as may be directly related to such use; (b) release Landlord from all claims that Tenant, Tenant's employees, and invitees might have against Landlord for injury, death or damages resulting from use of facilities and/or equipment; (c) hold Landlord harmless from any claims for injury, death, or damages resulting from use of facilities and/or equipment.

52.7 Joint Venture. This Lease shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

52.8 Severability. If any term or provision of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by Law.

52.9 Tenant's Requests. Tenant shall pay all the out of pocket legal expense incurred by Landlord as a result of requests from Tenant to exercise its rights granted under this Lease, except for litigation in which Tenant is the prevailing party.

52.10 Time of the Essence. Time shall be of the essence of every provision of this Lease.

52.11 Consents and Approvals. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease and no express standard is specified (e.g., "reasonableness"), Landlord shall exercise Landlord's business judgment in good faith in granting or withholding such consent or approval or in making such judgment or determination. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive or declaratory relief but shall not be entitled to monetary damages or to terminate this Lease for such failure. Tenant specifically waives any claim for damages or right to terminate this Lease pursuant to California Civil Code Section 1995.310. The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy of sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord's interest in

the Property, and no third parties, including Tenant or Tenant's Representatives or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.

52.12 Independent Covenants/Controlling Nature of Lease. The parties agree that the terms and conditions of the Lease define and control their relationship and obligations regarding the Premises, the Building, and the Property. This Lease shall be construed as though the covenants of Tenant are independent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord (unless that right is expressly set forth herein); provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof. In addition, Tenant hereby waives any benefits of any applicable existing or future Laws that may permit the termination of this Lease due to any service failure or other interruption or failure of any utility or other service, or due to any damage or destruction to or partial taking of the Premises or the Building under any circumstances.

52.13 Representation of Authority and Identity. Landlord and Tenant represent and warrant to each other that they have full right, power and authority to enter into this Lease without the consent or approval of any other entity or person and make these representations knowing that the other party will rely thereon. The signatories on behalf of Landlord and Tenant further represent and warrant that they have full right to act for and on behalf of Landlord and Tenant in entering into this Lease. Tenant hereby represents and warrants that Tenant's name is its full and complete name and that Tenant's address and other information provided by Tenant in Section 1.17 is accurate and true.

52.14 Security Interest. Tenant hereby grants Landlord a security interest in any alterations, improvements, including the Tenant Improvement Items, trade fixtures, and Tenant's goods, inventory and personal property that my be located on or within the Premises from time to time, and authorizes Landlord to file a UCC-1 Financing Statement to prefect such security interest.

52.15 Waiver. Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, and Landlord shall have the right to declare any such default at any time thereafter. Landlord's acceptance of Rent or any partial payment thereof will not be deemed a waiver of any Tenant breach or default existing at the time of payment, except a default in the payment of money, and then only to the extent of the amount received by Landlord.

52.16 Waiver of Jury Trial. To the fullest extent allowed by Law, the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or cross-action whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the

premises, or any claim for injury or damage, or the enforcement of any remedy under any statute or otherwise.

52.17 Waiver of Time Limitations. In the event Tenant shall have any claim or cease of action against Landlord arising out of or otherwise related to this Lease, Tenant must file such action with a court of competent jurisdiction within one (1) year after the accrual of such claim or cause of action; otherwise, such claim or cause of action shall be deemed waived and permanently barred by the passage of time and be void.

52.18 Waiver of Redemption Rights. Tenant hereby waives any and all rights conferred by California Civil Code Section 3275 and by California Code of Civil Procedure Sections 1174(c) and 1179 and any and all other Laws and rules of Law from time to time in effect during the term of this Lease providing that Tenant shall have any right to redeem, reinstate or restore this Lease following its termination by reason of Tenant's breach.

52.19 Confidentiality. Tenant shall keep the terms and conditions of this Lease strictly confidential and unless specifically agreed by Landlord, shall not disclose its contents to any other party except their lawyers or accountants.

52.20 No Construction against Drafter. Landlord and Tenant acknowledge and agree that each of them and their respective professional advisors have reviewed this Lease and that the provisions of this Lease shall not be construed against either party. The rule of construction that ambiguities are to be construed against the drafter shall not be applied and is hereby waived.

52.21 Multiple Parties. If more than one person or entity is named as Tenant, then (a) the obligations of Tenant shall be the joint and several responsibility of all persons or entities named as Tenant, and (b) all persons or entities named as Tenant shall be jointly and severally liable as Tenant under this Lease.

IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written.

TENANT:

INNOVATIVE WIRELESS TECHNOLOGIES, INC.
a Delaware corporation

By: ____________
Pavel Alpatov
President and CEO

LANDLORD:

PROPERTY RESERVE, INC.,
a Utah nonprofit corporation

By: ____________
Name: Charles B. Russell
Title: Vice President

By: ____________
Name: Matthew A. Baldwin
Title: Vice President

EXHIBIT "A"

RULES AND REGULATIONS

1. The doors, sidewalks, passages, exits, and entrances shall be used for ingress and egress and shall not be obstructed. Tenant shall use reasonable efforts to keep such areas clean and free from rubbish.

2. Loitering anywhere in the Property shall not be permitted. Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Property.

3. Alterations in any way to the interior or exterior of the Premises including attaching pictures, certificates, licenses, and similar items may be done only in a reasonable manner, subject to review by Landlord.

4. Tenant shall not alter, paint, cover, obstruct, screen, tint, install curtains, draperies, blinds, or shades, or obscure any window, shall not affix any signs, advertisements, or notices on or to any window, and shall not have any window treatment other than the Building standard as established by Landlord, without the written consent of Landlord.

5. All Tenant identification in the public areas of the Property must be installed and approved by Landlord based on the standard signage as established by Landlord.

6. The location of electrical, telephone, computer or other wiring and of related outlets must be pre-approved prior to installation in writing by Landlord. Such items shall be installed by qualified personnel in accordance with building codes applicable to the Property and the Premises and scheduled with the building engineer or Property manager.

7. No items of unusual size or weight shall be used or placed in the Property without Landlord's written permission. In no event shall any floor be overloaded as determined by a competent engineer.

8. The moving of any of Tenant's business or personal furniture, equipment, inventory, or other items in or out of the Premises will be at a time and in a manner designated by Landlord.

9. No Tenant shall use or keep any foul or noxious gas or substance which may in any manner be offensive or objectionable to Landlord or other occupants of the Property. No noises, vibrations, odors, or activities bothersome to other Tenants will be allowed in the Premises or on the grounds of the Property.

10. No animals, fish, birds, etc., shall be allowed within the Building without Landlord's written permission.

11. Tenant is prohibited from storing goods, wares, or merchandise other than normal office supplies in the Building or Premises in areas not acceptable to Landlord for storage. No auction, public or private, will be permitted in the Premises.

12. All Tenant requests for service or maintenance to Landlord will be made by notifying Landlord or its agents at a designated location. Landlord's agents or contractors shall

not perform any work or do anything outside of their regular or contracted duties unless under special written instructions from Landlord.

13. All keys shall be obtained from Landlord, and all keys shall be returned to Landlord upon termination or expiration of Tenant's Lease. No duplicate keys shall be made without Landlord's approval. Tenant is responsible to control the keys to the Premises, and Tenant shall pay for lost keys. Tenant shall not change the locks or install other locks on the doors without Landlord's written approval. If Landlord gives Tenant written approval to change locks, then Tenant will provide Landlord with keys.

14. Tenant is responsible to lock and secure all doors to the Premises after regular business hours or after entering or leaving on non-business days. Landlord is not responsible to respond to after-hours tenant lockouts. Tenant is responsible for the security of the Premises and under no circumstances shall Landlord be responsible for any theft, pilferage or loss occurring within the Premises or Property.

15. The following acts shall not be allowed or suffered to be done nor conditions allowed to exist upon the Premises or any part thereof:

Any violation of any federal, state, or municipal statute or ordinance, or any regulation, order, or directive of a governmental agency, as such statutes, ordinances, regulations, orders or directives now exist or may hereafter provide concerning the use and safety of the Premises.

Any violation of any certificate of occupancy covering of affecting the use of the Premises or any part hereof.

Any public or private nuisance.

The display or distribution of drug paraphernalia or sexually related paraphernalia, except as the same may be legally dispensed by a physician or surgeon, dentist, or pharmacist, duly licensed to practice such profession in the State.

The manufacture, distribution, sales, or dispensing in any manner of illegal drugs, or any type of illegal drug activity or consumption.

The sale or dispensing of alcoholic beverages.

The showing, displaying, viewing, renting, or selling of movie films within the Premises which would be classified as "X" or "R"-rated under present standards of criteria for such classification and rating.

Gambling.

The establishment or maintenance of a bar, nightclub, or tavern.

Any other act or condition, which shall be lewd, obscene, or licentious.

Performance of abortions

Mark, or drive nails, screw or drill into the partitions, woodwork or plaster or otherwise deface its Premises or any part hereof. This shall exclude the changing of pictures, artwork, etc.

Smoking shall not be permitted within the Building and shall permitted only within exterior areas of the Property that are designated by Landlord from time to time.

16. Landlord shall have the right to regulate parking on the Property in a manner beneficial to the Property. Landlord shall have the right to re-stripe parking stalls, lanes, and other areas as Landlord deems reasonably necessary to control parking access. Landlord may refuse to permit any person who violates the rules to park in the parking lot, and any violation of the rules shall subject the car to removal. No extended period parking for campers, trailers, motor homes, emergency equipment, or other nonstandard sized vehicles is permitted.

17. Tenant shall not use the Property, Premises, or parking facilities for housing or sleeping without the written consent of Landlord.

18. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Premises of any person. In the case of invasion, mob riot, public excitement, or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building, the Premises and/or the Property during the continuance of the same by such action as Landlord may deem appropriate, including closing doors and restricting access to public areas of the Property.

19. Each Tenant shall see that appliances and utilities are shut off as appropriate before Tenant or Tenant's employees leave the Premises. Tenant is required to prevent controllable waste or damage in all aspects of the Premises from any default or carelessness. All Tenants shall keep the doors to the Building's corridors closed at all times, except for ingress and egress, unless door is equipped with an approved magnetic door holder.

20. Except as provided in the Lease, Tenant shall not install any radio or television antenna, or satellite dish, loudspeaker, or other device on the roof or exterior walls of the Building without Landlord's written permission, which may be granted or withheld in Landlord's sole and absolute discretion.

21. Each Tenant shall store all its refuse or waste within its Premises and dispose of such refuse or waste only in accordance with all applicable local, state, and federal regulations and laws.

22. Tenant is not allowed to disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same. Canvassing, soliciting, distributing handbills or any other written material, or peddling on the Property is prohibited.

23. Tenant agrees to enforce and, as necessary, to acquaint all persons doing business with Tenant with the Rules and Regulations.

24. The failure of Landlord to enforce any of the Rules and Regulations against any other Tenant in the Building shall not be deemed a waiver of any of such Rules and Regulations. Landlord shall not be liable to Tenant for violation of any of the Rules and Regulations or the breach of any covenant or condition in any lease by any other Tenant in the Building.

25. Landlord shall control and operate the public portions of the Building, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of Tenant. Such control and operation shall be accomplished in a

manner consistent with the best interests of the tenants in general. Tenant shall not obstruct, alter or in any way impair the effective operation of the heating and air conditioning, electrical, fire, safety, or lighting systems, and Tenant shall not tamper with or change any of the thermostats or temperature control valves in the Building except those that are in Tenant's Premises and are provided exclusively for Tenant's use.

26. Tenant shall not use or keep in the Premises or on the Property any kerosene, gasoline, or other flammable or combustible fluid or material and shall not use any method of heating or air conditioning not acceptable to Landlord.

27. All damage done to the Premises, the Building or the Property by the installation or removal of any property of Tenant, or done by Tenant's property while in the Premises, shall be repaired at the expense of Tenant.

28. Plumbing fixtures and appliances shall be used only for their intended purposes, and Tenant shall not deposit any sweepings, rubbish, rags, or other unsuitable substances therein. Damage resulting from misuse shall be paid for by Tenant.

29. Landlord shall not be responsible for any loss or theft or damage to personal property in the Premises or the Property from any cause whatsoever, whether or not such loss, theft, or damage occurs when the Premises or other portions of the Property are locked against entry.

30. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

31. In the event of any conflict between these Rules and Regulations and Lease with Tenant, the provisions of the Lease shall be controlling.

32. Tenant shall participate in, to the extent possible and under the direction of Landlord, the preparation and implementation of an Emergency Response Plan. Tenant shall provide individuals to assist with the carrying-out of any Emergency Response Plan.

EXHIBIT "B"

COMMENCEMENT DATE MEMORANDUM

RE: Lease dated __________ ______, ______, between PROPERTY RESERVE, INC., a Utah nonprofit corporation, Landlord, and _______________, Tenant, concerning the premises known as ____________________ ("Premises").

In accordance with the subject lease ("Lease"), the parties hereto confirm as follows:

That the Premises have been accepted herewith by Tenant as being substantially complete in accordance with the Lease, and that there is no deficiency in construction.

That Tenant has possession of the Premises and acknowledges that under the provisions of the Lease, the Term thereof shall commence as of ______________ ______, ______ for a term of ____________, ending on ______, _____.

That rent shall commence to accrue on ________, ______, ______.

If the commencement date of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. If the ending date of the Lease is other than the last day of the month, the last billing will contain a pro rata adjustment. Every other billing shall be for the full amount of the monthly installment as provided for in the Lease.

Rent is due and payable on the first day of each and every month during the term of the Lease.

TENANT:

____

By: ____________________
Name: __________________
Title: __________________
Date: __________________

LANDLORD:

PROPERTY RESERVE, INC.,
a Utah nonprofit corporation

By: ____________________
Name: __________________
Authorized Agent
Date: __________________

EXHIBIT "C"

PLAN OF THE PREMISES

